UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 22, 2006
SOMAXON PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51665	20-0161599
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

12750 High Bluff Drive, Suite 310, San Diego, California	92130
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (858) 509-3670
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
     This Current Report on Form 8-K/A is being filed to correct the previously disclosed termination date of the Sublease (defined below) from March 30, 2013 to February 27, 2013. The previously filed Current Report on Form 8-K was accurate in all other respects and is set forth below with the corrected termination date.
Item 1.01. Entry into a Material Definitive Agreement
     On June 22, 2006, Somaxon Pharmaceuticals, Inc. (“Somaxon”) entered into a Sublease (the “Sublease”) with Avnet, Inc. (“Avnet”) to lease approximately 25,697 rentable square feet of office space on the 5th floor in the building located at 3721 Valley Centre Drive, San Diego, California. Somaxon intends to use the subleased premises as its new corporate headquarters.
     The term of the Sublease is expected to commence on or around June 29, 2006 and will expire on February 27, 2013. The commencement of the term is conditioned upon written consent of the landlord, Kilroy Realty, L.P. (“Kilroy”). Within 120 days after the commencement of the term, Avnet must make modifications to the subleased premises that are specified in the Sublease.
     The initial base rent will be $79,660.70 per month, with rent being abated for the initial 2 weeks of the Sublease term. The base rent will increase on a yearly basis throughout the term, to a maximum of $95,119.04 per month. The Sublease also calls for the payment of additional rent consisting of a portion of common area and pass-through expenses in excess of base year amounts.
     Somaxon may terminate the Sublease effective at the end of the 36th month of the term by providing Avnet with at least 8 months’ written notice and paying to Avnet a termination fee of $350,000 plus Avnet’s costs to restore the subleased premises to their condition prior Somaxon’s occupancy.
     The Sublease also contains customary provisions allowing Avnet to terminate the Sublease if Somaxon is rendered insolvent or has failed to remedy a breach of any of its obligations under the Sublease within time periods specified in the Sublease.
     The Sublease will also terminate if the master lease between Kilroy and Avnet terminates. In the event that the Sublease is terminated during the first three years of the term due to Avnet causing or failing to reasonably prevent a termination of the master lease, Avnet will pay to Somaxon, as Somaxon’s sole and exclusive remedy, liquidated damages of $750,000 if the breach occurs in the first year of the term, $500,000 if the breach occurs in the second year of the term, or $350,000 if the breach occurs in the third year of the term.
     A complete copy of the Sublease is filed herewith as Exhibit 10.1 and incorporated herein by reference. The foregoing description of the terms of the Sublease is qualified in its entirety by reference to such exhibit.
     Item 9.01. Financial Statements and Exhibits
(c) Exhibits.

Exhibit No.	Description
10.1	Sublease between Somaxon Pharmaceuticals, Inc. and Avnet, Inc. dated as of June 22, 2006 (previously filed).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOMAXON PHARMACEUTICALS, INC.

Date: June 29, 2006
	By:	/s/ Meg M. McGilley

	Name:	Meg M. McGilley
	Title:	Vice President, Chief Financial Officer
and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Sublease between Somaxon Pharmaceuticals, Inc. and Avnet, Inc. dated as of June 22, 2006 (previously filed).